Exhibit 99.2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into this 24th day of August, 2017 by and between Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), and Tiffany J. Thom (“Executive”).

WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to enter into an employment agreement with Executive for Executive to serve as the Company’s Chief Financial Officer, and Executive is willing to serve as Chief Financial Officer of the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by Executive and the Company as follows:

1.           Employment.

(a)          Term. Executive’s employment under this Agreement shall commence on August 28, 2017 (the “Commencement Date”) and shall continue until the date that is six months after the Commencement Date, unless Executive’s employment and this Agreement are terminated earlier by either party upon 30 days advance written notice pursuant to the procedures set forth in Section 8 hereof (the “Employment Term”). Upon termination of Executive’s employment, Executive (or her estate, heirs or beneficiaries, as applicable) shall be entitled to (i) payment of any earned, but unpaid Salary, (ii) payment of any accrued but unused vacation or paid time off, and (iii) any employee benefits to which Executive is entitled upon termination of employment in accordance with the terms of the applicable plans and programs of the Company in which she is then a participant.

(b)          Duties. During the Employment Term, Executive shall serve as Chief Financial Officer of the Company and shall report to the Chief Executive Officer of the Company (the “CEO”). Executive agrees that she shall perform her duties faithfully and efficiently and to the best of her abilities, subject to the directions of the CEO. During the Employment Term, the Company shall provide Executive with an office and administrative support at the Company’s headquarters commensurate with Executive’s position. Executive shall devote Executive’s full business time and efforts to the performance of Executive’s assigned duties for the Company. The foregoing notwithstanding, the parties recognize and agree that Executive may (x) continue to serve on the board of directors of Patterson-UTI Energy Inc. and (y) engage in personal investments and other corporate, civic and charitable activities that do not conflict with the business and affairs of the Company or interfere with Executive’s performance of her duties hereunder. Executive agrees that she shall not become a director of any for profit entity (or accept an invitation to be considered as a candidate for such a position) without first receiving the approval of the Nomination and Governance Committee of the Board.

(c)          Duty of Loyalty. Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty, fidelity, and allegiance to use her reasonable best efforts to act at all times in the best interests of the Company. In keeping with these duties, Executive shall make full disclosure to the Company of all business opportunities pertaining to the Company’s business and shall not appropriate for Executive’s own benefit business opportunities concerning the subject matter of the fiduciary relationship.

2.           Compensation.

(a)          Base Salary. During the Employment Term, the Company shall pay Executive a base salary (the “Salary”) at the gross rate of $60,000 per month, payable in accordance with the Company’s payroll practices as in effect for senior executives and prorated for any partial month in the Employment Term.

(b)          Qualifying Corporate Change Bonus. Upon the occurrence of a Qualifying Corporate Change, Executive is eligible to receive a one-time bonus of $250,000, paid in a lump sum simultaneously with the closing of the transactions pursuant to which such Qualifying Corporate Change is consummated, so long as Executive executes, and does not revoke within any time provided by the Company to do so, a release of all claims in customary form.

(c)          “Corporate Change” shall mean the consummation of a business combination (including, without limitation, by merger, consolidation, share exchange, tender offer, exchange offer, sale of all or substantially all of the assets of one of the parties, or other similar transaction) between the Company (or one of its subsidiaries) and an unaffiliated third party entity in which all of the outstanding shares of common stock of the Company are exchanged for or converted into cash or securities of such third party entity (or an affiliate thereof), in each case regardless of whether such business combination constitutes a “Change of Control” under the Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan, as amended (the “2016 LTIP”).

(d)          “Qualifying Corporate Change” shall means a Corporate Change that satisfies one of the following two conditions:

1.          Executive has remained continuously employed by the Company through the consummation of such Corporate Change; or

2.          if (A) the Company exercises its option to terminate this Agreement by giving notice pursuant to Section 1(a), (B) the Company publicly announces that it has entered into a written definitive acquisition agreement to consummate a Corporate Change within 90 days after the date of such termination and (C) such Corporate Change is actually consummated substantially on the terms set forth in such definitive acquisition agreement on or prior to the one-year anniversary of such termination date.

(e)          Benefits. Executive shall be entitled to take time off for vacation or illness in accordance with the Company’s policy for senior executives. Executive shall be eligible to participate in all employee benefit plans and programs maintained by the Company for its full-time employees; provided, however, that Executive shall not be entitled to participate in any annual incentive plan or award program, severance plan or otherwise receive any severance benefits or participate in the 2016 LTIP or any other employee equity compensation program. Nothing herein shall affect the Company’s right to alter, suspend, amend or discontinue any and all of its benefit plans, fringe benefits or policies, in whole or in part, at any time with or without notice in accordance with applicable law.

(f)          Expense Reimbursement. During the Employment Term, the Company shall reimburse Executive, in accordance with the Company’s policies and procedures, for all reasonable business expenses incurred by Executive in the performance of Executive’s duties hereunder.

3.           Federal and State Withholding. The Company shall deduct from the amounts payable to Executive pursuant to this Agreement, including without limitation, pursuant to Section 2(a) or 2(b), the amount of all required federal, state and local withholding taxes in accordance with Executive’s Form W-4 on file with the Company, and all applicable employment taxes.

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4.           Confidential Information.

(a)          General. The parties acknowledge that during the Employment Term, the Company will disclose to Executive or provide Executive with access to trade secrets or confidential information (“Confidential Information”) of the Company or its affiliates; and/or place Executive in a position to develop business goodwill on behalf of the Company or its affiliates; and/or entrust Executive with business opportunities of the Company or its affiliates. As part of the consideration for the compensation and benefits to be paid to Executive hereunder; to protect the trade secrets and Confidential Information of the Company and its affiliates that have been and will in the future be disclosed or entrusted to Executive, the business goodwill of the Company and its affiliates that has been and will in the future be developed in Executive, or the business opportunities that have been and will in the future be disclosed or entrusted to Executive by the Company and its affiliates; and as an additional incentive for the Company to enter into this Agreement, the Company and Executive agree to that Executive shall not, whether during the period of employment hereunder or thereafter, without the written consent of the Board of Directors of the Company or a person authorized thereby, disclose to any person, other than an executive of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of Executive’s duties as an executive of the Company, any Confidential Information, including but not limited to technology, know-how, processes, maps, geological and geophysical data, other proprietary information and any information whatsoever of a confidential nature; provided, however, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive) or any information that Executive may be required to disclose by any applicable law, order, or judicial or administrative proceeding, provided that Executive first notifies the Company to facilitate a possible protective order and thereafter discloses only the minimum amount of Confidential Information required. Within fourteen (14) days after the termination of Executive’s employment for any reason, Executive shall return to the Company all documents and other tangible items containing the Company’s information that are in Executive’s possession, custody or control. Executive agrees that all Confidential Information of the Company exclusively belongs to the Company, and that any work of authorship relating to the Company’s business, products or services, whether such work is created solely by Executive or jointly with others, and whether or not such work is Confidential Information, shall be deemed exclusively belonging to the Company.

(b)          Protected Rights. Nothing in this Agreement will prohibit or restrict Executive from responding to any inquiry, or otherwise communicating with, any federal, state or local administrative or regulatory agency or authority or participating in an investigation conducted by any governmental agency or authority. Executive cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. As a result, the Company and Executive shall have the right to disclose trade secrets in confidence to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Each of the Company and Executive also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with that right or to create liability for disclosures of trade secrets that are expressly allowed by the foregoing.

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5.           Non-Solicitation. Executive undertakes toward the Company and is obligated, during the Employment Term and for a period of 12 months thereafter, in any geographic area or market where the Company or any of its affiliates are conducting any Business or have during the previous 12 months conducted such Business, not to solicit or hire, directly or indirectly for Executive or for others, in any manner whatsoever, in the capacity of employee, executive, consultant or in any other capacity whatsoever, one or more of the employees, executives, directors or officers or other persons (hereinafter collectively referred to as “Company Executives”) who at the time of solicitation or hire, or in the one-year period prior thereto, are or were working full-time or part-time for the Company or any of its affiliates and not to endeavor, directly or indirectly, in any manner whatsoever, to encourage any of said Company Executives to leave his or her job with the Company or any of its affiliates and not to endeavor, directly or indirectly, and in any manner whatsoever, to incite or induce any client of the Company or any of its affiliates to terminate, in whole or in part, its business relations with the Company or any of its affiliates. The term “Business” shall mean the exploration, development and production of crude petroleum, natural gas and other hydrocarbons.

6.           Nondisparagement. Executive shall refrain from any criticisms or disparaging comments about the Company or its affiliates, or any of their respective directors, officers, employees, advisors or stakeholders, or in any way relating to Executive’s employment or separation from employment; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information by Executive to any state or federal law enforcement agency or require notice to the Company thereof, and Executive will not be in breach of the covenant contained above solely by reason of testimony or disclosure that is compelled by applicable law or regulation or process of law. The Company shall, and shall instruct its directors and senior executive officers to, refrain from making any formal public statements containing any criticisms or disparaging comments about Executive, including, without limitation, any criticisms or disparaging comments that in any way relate to Executive’s employment or separation from employment; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information to any state or federal law enforcement agency or require notice to Executive thereof, and none of the Company or any of its affiliates will be in breach of the covenant contained above solely by reason of testimony or disclosure that is compelled by applicable law or regulation or process of law. A violation or threatened violation of these prohibitions may be enjoined by the courts. The rights afforded under this provision are in addition to any and all rights and remedies otherwise afforded by law.

7.           No Conflict. Executive represents and warrants that Executive is not bound by any employment contract, restrictive covenant, or other restriction preventing Executive from accepting employment with the Company or carrying out Executive’s responsibilities for the Company, or that is in any way inconsistent with the terms of this Agreement. Executive further represents and warrants that Executive shall not disclose to the Company or any of its affiliates or induce the Company or any of its affiliates to use any confidential or proprietary information or material belonging to any previous employer or others.

8.           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following address of the other parties hereto (or such other address for such parties as shall be specified by notice given pursuant to this Section) or (b) sent by facsimile to the following facsimile number of the other parties hereto (or such other facsimile number for such parties as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such parties pursuant to this Section 8.

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If to the Company, to:

Energy XXI Gulf Coast, Inc.
1021 Main Street, Suite 2626
Houston, TX 77002
Facsimile: (713) 351-3396
Attention: Chief Executive Officer

If to Executive, to the last address set forth on the payroll records of the Company.

9.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.         Indemnification; D&O Insurance. The Company and Executive entered into an Indemnification Agreement dated as of August 24, 2017 (the “Indemnification Agreement”). The Indemnification Agreement shall apply with full force and effect to Executive’s services as Chief Financial Officer in accordance with the terms thereof. Executive shall be covered by the Company’s directors and officers’ liability insurance for her services as Chief Financial Officer to the same extent as other executive officers of the Company.

11.         Survival. Sections 4, 5, 6, 7, 12, and 15, and such other provisions hereof as may so indicate shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Term.

12.         Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

13.         Successors and Assigns. This Agreement shall be enforceable by Executive and Executive’s heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. Executive may not assign this Agreement and any such assignment shall be null and void.

14.         Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to principles of conflict of laws. To the extent that any party attempts to bring an action in court, Executive and the Company stipulate that personal jurisdiction over them in the state courts of Texas is proper and agree that venue shall lie solely in the courts of Harris County, Texas over any such action.

15.         Section 409A of the Code. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. The payments to Executive pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4). In the event the terms of this Agreement would subject Executive to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Executive shall cooperate diligently to amend the terms of the Agreement to avoid such 409A Penalties, to the extent possible. Any reimbursement or advancement payable to Executive pursuant to this Agreement shall be conditioned on the submission by Executive of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to Executive within 30 days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which Executive incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.

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16.         Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

17.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

18.         Enforcement and Reformation. It is the desire and intent of the parties that the provisions of Sections 4 and 5 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of Section 4 or 5 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable. Such deletion shall apply only with respect to the operation of such provision of Section 4 or 5 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in Section 4 or 5 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restriction.

19.         Remedies. In the event of a breach or threatened breach by Executive of the provisions of Section 4, 5 or 6, Executive acknowledges that money damages would not be sufficient remedy, and the Company shall be entitled to specific performance, injunction and such other equitable relief as may be necessary or desirable to enforce the restrictions contained herein, without providing any bond and irrespective of any requirement of necessity or other showing. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.

[Remainder of Page Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Tiffany J. Thom
TIFFANY J. THOM

ENERGY XXI GULF COAST, INC.

By:	/s/ Douglas E. Brooks
Douglas E. Brooks
Chief Executive Officer and President

[Signature Page for Tiffany J. Thom Employment Agreement]